ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement") is made and entered into as of September 22, 2020 (the "Effective Date") by and between The OZ Corporation, a California corporation ("OZC"), with its principal place of business at One World Trade Center, Suite 130, Long Beach, California 90831, Bakhu Holdings, Corp., a Nevada corporation ("Bakhu") with its principal place of business at One World Trade Center, Suite 130, Long Beach, CA 90831, and Bus Dev Centre, Inc., a Nevada Corporation ("BDC"), with its principal place of business at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169.

Recitals

A.Whereas, on December 20, 2018, Cell Science Holding Ltd. ("CSH"), as Licensor and Bakhu, as Licensee, entered into that certain Patent and Technology License Agreement (the "Original License"), which Original License was amended and restated by the Amended and Restated Patent and Technology License Agreement dated December 31, 2019 ( the "Restated License").  Pursuant to the Original License as amended and restated by the Restated License, CSH granted to Bakhu an exclusive license with respect to the use of the Licensed Science (as defined in the Restated License) and process, for (i) the production, manufacturing, and sale of Cannabis and byproducts thereof where permitted, (ii) Cannabis-related research, teaching and education for both medical and other purposes, and (iii) all medical uses and applications of Cannabis, within the Territory (as defined in the Restated License).

B.Whereas, under the Original License as amended and restated by the Restated License an “Efficacy Demonstration” of the propriety science underlying the licensed technology was required and OZC on behalf of Bakhu undertook financial, technical, or management obligations to initiate the preparation work for the Efficacy Demonstration.

C.Whereas, in furtherance of these efforts and the Efficacy Demonstration, OZC entered into that certain Research and Develop Agreement (the "R&D Agreement") with VO Leasing Corp., a California corporation ("VOLC").  VOLC is lessee of a facility located at 15614 Oxnard Avenue, Sherman Oaks, California (the "Facility") that is suitable for a laboratory to conduct research and development of cannabis cell growing and cell growth technology relating to the Efficacy Demonstration. VOLC has represented that it has all required and applicable licenses, regulatory authorizations, and consents from all governmental authorities required to conduct the proposed activities involving cannabis and cannabis components, products, or derivatives at the Facility.

D.Whereas, on August 15, 2018, as revised on August 17, 2018,  OZC and BDC entered into an Agreement (the "BDC Consulting Agreement") under which BDC would provide advisory and consultancy services to OZC in furtherance of the Efficacy Demonstration, including without limitation services related to, the validation and commercialization of the Licensed Science, requirements for Bakhu to prepare a compliant sublicensing and business model, guidance for the compliant operations of a commercial facility by Bakhu, and general overview of prospective strategies in the Cannabis and CBD related industry.

E.Whereas, Bakhu, OZC, and BDC have determined that the services provided by BDC to OZC have been, and will continue to be, in furtherance of the interest of Bakhu under the Restated License Agreement, and have agreed that (i) OZC shall transfer and assign to Bakhu all rights under the BDC Consulting Agreement, (ii) Bakhu shall assume all rights and obligations to BDC under the BDC Consulting Agreement, and (iii) BDC will consents to such assignment and assumption of the BDC Consulting Agreement.

AGREEMENT

NOW, THEREFORE, upon these premises, which are incorporated herein by this reference, and for and in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Validity and Enforcement of Agreement. OCZ and BDC hereby agree, acknowledge and represent to Bakhu that: (a) the BDC Consulting Agreement attached hereto as Exhibit A, is a true, complete and correct copy of the BDC Consulting Agreement now in effect, (b) the BDC Consulting Agreement has been duly executed by OZC and BDC; (c) the BDC Consulting Agreement is valid, in full force and effect, and (d) there are no defaults under the BDC Consulting Agreement.

2.Assignment. OZC, hereby assigns and transfers to Bakhu all of OZC's right, title and interest in and to that certain BDC Consulting Agreement between OZC and BDC.

3.Acknowledgment of Assumption.  Bakhu hereby accepts the foregoing assignment and assumes and agrees to be bound by and perform all obligations of OZC pursuant to the BDC Consulting Agreement, arising on or after the Effective Date, and to abide by all of the terms, provisions, covenants and conditions of the BDC Consulting Agreement.

4.Consent to Assignment. BDC hereby consents to the foregoing assignment by OZC and assumption by Bakhu of the BDC Consulting Agreement Notwithstanding Assignor's assignment of the BDC Consulting Agreement to Assignee hereunder, and BDC’s consent to such assignment, Assignor shall remain primarily liable to BDC for the obligations of Assignee under the BDC Consulting Agreement in the event that Assignee fails to fulfill any obligation imposed on it under the BDC Consulting Agreement.  Further, it is understood and agreed, however, that the foregoing consent is not a waiver of BDC's right to consent to or impose restrictions upon any future assignment of the BDC Consulting Agreement.

5.No Modification of Agreement; Agreement Ratified.  Nothing contained in this Agreement shall be construed to (a) modify, waive, impair or affect any of the provisions, covenants, agreements, terms or conditions contained in the BDC Consulting Agreement, (b) waive any present or future breach or default under the BDC Consulting Agreement or any rights of BDC against any person, firm, association or corporation liable or responsible for the performance of the BDC Consulting Agreement , or (c) enlarge or increase BDC’s obligations or Assignor or Assignee under the BDC Consulting Agreement or otherwise; and all provisions, covenants, agreements, terms and conditions of the BDC Consulting Agreement are hereby declared by Assignor and Assignee to be in full force and effect.

6.Waiver and Amendment. No waiver, amendment, or modification of this Agreement shall be effective against any party hereto, unless in writing and executed by a duly authorized representatives of each of the parties.

7.Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of California (without giving effect to any conflicts or choice of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

8.Jurisdiction; Venue. Each of the parties hereto hereby consents to the jurisdiction of all state and federal courts located in Los Angeles, California, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action, or other proceeding arising out of, or in connection with, this Agreement or any of the transactions contemplated hereby, including any proceeding relating to ancillary measures in aid of arbitration, provisional remedies, and interim relief, or any proceeding to enforce any arbitral decision or award.  Each party hereby expressly waives any and all rights to bring any suit, action, or other proceeding in or before any court or tribunal other than the courts described above and covenants that it shall not seek in any manner to resolve any dispute other than as set forth in this section, or to challenge or set aside any decision, award, or judgment obtained in accordance with the provisions hereof.

9.Waiver of Jury Trial.   To the fullest extent permitted by applicable law the parties hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement, or any of the transactions contemplated hereby, and any counterclaim therein.  For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a party was, is, or will be involved as a party or otherwise.

10.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf), DocuSign or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

*** Signature Page Follows ***

IN WITNESS WHEREOF, this Assignment and Assumption Agreement has been duly executed and delivered by a duly authorized representative of each of the Parties as of the date first above written.

Assignor

The OZ Corporation

By: John R. Munoz
Its: President and CEO

Assignee:

Bakhu Holdings, Corp.

By: Thomas K. Emmitt
Its: President and CEO

Contract Party:

Bus Dev Centre, Inc.

By: Donald Clark
Its: President and CEO